                                                                Exhibit 21

                   SUBSIDIARIES OF SAFEGUARD SCIENTIFICS, INC.

    Exclusive of immaterial subsidiaries and companies in which Registrant holds a minority interest, Registrant as of March 20, 1998 had the following subsidiaries:

                                                 PLACE OF
NAME                                             INCORPORATION
----                                             -------------

CompuCom Systems, Inc.                           Delaware
   CompuCom Properties, Inc.                     Delaware
   ClientLink, Inc.                              Delaware
   The Computer Factory Inc.                     New York
   International Micronet System                 California
   CSI Funding, Inc.                             Delaware

CompuShop Incorporated                           Delaware

DRC Holdings, Inc.                               Delaware

Mobile Broadcasting Corporation                  Delaware

Penn-Sylvan Management, Inc.                     Pennsylvania

Pennsylvania Early State Partners GP, L.L.C.     Pennsylvania

Radnor Venture Management Company                Pennsylvania

Safeguard Scientifics (Delaware), Inc.           Delaware

Safeguard Delaware, Inc.                         Delaware

Safeguard 97 Capital L.P.                        Delaware

Safeguard 98 Capital L.P.                        Delaware

Safeguard XL Capital L.P.                        Delaware

Safeguard Capital Management, Inc.               Delaware

Safeguard International Group, Inc.              Delaware

Safeguard Technologies, Inc.                     Delaware

SFINT, Inc.                                      Delaware

SSIB, Inc.                                       Delaware

SSI Buttonwood, Inc.                             Delaware

SSI Management Company, Inc.                     Delaware


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
                                                 PLACE OF
NAME                                             INCORPORATION
----                                             -------------

SSIP (Delaware), Inc.                            Delaware

SSI Partnership Holdings, Inc.                   Delaware

SSI Partnership Holdings (Pennsylvania), Inc.    Pennsylvania

Tangram Enterprise Solutions, Inc.               Pennsylvania

Technology Leaders Management, Inc.              Delaware

XL Realty Corp.                                  Delaware
